Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this amended Registration Statement on Form F-4 of our report dated May 23, 2003, except for Note 4 to the fiscal year 2003 consolidated financial statements (not shown herein) for which the date is April 14, 2004, relating to the consolidated financial statements of Stratus Technologies International, S.à r.l., which appears in such amended Registration Statement. We also consent to the reference to us under the heading “Experts” in such amended Registration Statement.

/s/ PricewaterhouseCoopers S.à r.l.	Luxembourg, June 4, 2004
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